UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	April 4, 2018

Biolase, Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	001-36479	87-0442441
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

4 Cromwell, Irvine, California		92618
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	949-361-1200

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company [  ]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [  ]

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Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On April 4, 2018, the Board of Directors (the "Board") of Biolase, Inc. (the "Company") elected Garrett Sato to the Board. In connection with his election to the Board, Mr. Sato was appointed to serve as a member of the Audit, Compensation, and Nominating and Corporate Governance Committees of the Board.

Most recently, from December 2013 to February 2016, Mr. Sato was Chairman and Chief Executive Officer of California-based Danville Materials LLC, a developer and manufacturer of dental clinic materials, until its acquisition by Zest Dental Solutions, Inc. Previously, from June 2011 through December 2013, Mr. Sato served as a consultant and advisor to several businesses, including New Zealand-based Triodent Corporation, where he served as Executive Director, Santa Barbara, CA-based Isolite Corporation, Kyoto, Japan-based Shofu Corporation, Canada-based Clinicians Research Dental Inc., and Japan-based Mani Corporation. From October 2009 to June 2011, Mr. Sato was Executive Vice President of Culver City, CA-based Discus Dental, a Philips company.

Mr. Sato has a Bachelor of Science degree in marketing from California State University, Long Beach.

There are no understandings or arrangements between Mr. Sato or any other person and the Company or any of its subsidiaries pursuant to which Mr. Sato was selected to serve as a director of the Company. There are no family relationships between Mr. Sato and any director, executive officer or person nominated or chosen by the Company to become a director or executive officer, and there are no transactions between Mr. Sato or any of his immediate family members and the Company or any of its subsidiaries.

Pursuant to the terms of the Company’s 2002 Stock Incentive Plan, upon his election to the Board, Mr. Sato received an automatic option grant to purchase 44,178 shares of the Company’s common stock at the closing price $0.41 on April 4, 2018. Each option is immediately exercisable for all of the option shares. However, any shares purchased under such option are subject to repurchase by the Company, at the lower of the exercise price paid per share or the fair market value per share (determined at the time of repurchase), should they cease Board service prior to vesting of those shares. The shares vest, and the Company's right of repurchase lapses, in four successive quarterly installments upon Mr. Sato's completion of each quarter of service as a non-employee director measured from the grant date. The shares subject to the option grant will immediately vest in full if certain changes in control or ownership occur or if Mr. Sato dies or becomes disabled while serving as a director.

Item 7.01 Regulation FD Disclosure.

On April 4, 2018, the Company issued a press release announcing the election of Mr. Sato to the Board, a copy of which is attached as Exhibit 99.1 to this Current Report on Form 8-K.

Item 9.01 Financial Statements and Exhibits.

99.1 Press Release of Biolase, Inc., dated April 4, 2018.

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Exhibit Index

Exhibit No.	Description

99.1	Press Release of Biolase, Inc., dated April 4, 2018.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Biolase, Inc.

April 10, 2018	By:	/s/ John R. Beaver

Name: John R. Beaver
Title: SVP & Chief Financial Officer

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